Exhibit 99.2

DELL INC.
Letter to Registered Holders and The Depository Trust Company Participants
for Tender of

4.700% Notes due 2013
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

for

4.700% Notes due 2013
that have not been registered under the Securities Act

and

5.650% Notes due 2018
that have been registered under the Securities Act

for

5.650% Notes due 2018
that have not been registered under the Securities Act

and

6.500% Notes due 2038
that have been registered under the Securities Act

for

6.500% Notes due 2038
that have not been registered under the Securities Act

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2008, unless extended (such date and time, as it may be extended, the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To Registered Holders and The Depository Trust Company Participants:

We are enclosing with this letter the materials listed below relating to the offer by Dell Inc., or Dell, to exchange (the “Exchange Offer”) its 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding unregistered 4.700% Notes due 2013, 5.650% Notes due 2018 and 6.500% Notes due 2038, respectively (the “Old Notes”), upon the terms and subject to the conditions set forth in Dell’s prospectus dated          , 2008 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”).

We are enclosing copies of the following documents:

1. Prospectus dated          , 2008;

2. Letter of Transmittal, together with accompanying Substitute Form W-9 Guidelines; and

3. Letter to Clients that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining that client’s instruction with regard to the Exchange Offer. We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2008, unless extended by us.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to Dell that:

(i) any New Notes received will be acquired in the ordinary course of business of the person receiving such New Notes;

(ii) such person does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iii) such person is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the New Notes;

(iv) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, such person acquired those Old Notes as a result of market-making activities or other trading activities and it will deliver this Prospectus, as required by law, in connection with any resale of the New Notes; provided, however, that by acknowledging that it will deliver, and by delivering, a Prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(v) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of Dell; and

(vi) the undersigned is not acting on behalf of any person or entity who could not truthfully make the statements set forth in (i) through (v) above.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

Dell will not pay any fee or commission to any broker or dealer or to any other person (other than The Bank of New York Mellon Trust Company, N.A., in its capacity as exchange agent) in connection with the solicitation of tenders of Old Notes under the Exchange Offer. Dell will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

The Exchange Offer is not being made to (nor will the surrender of Old Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by Dell.

Additional copies of the enclosed materials may be obtained from us upon request.

Very truly yours,

DELL INC.

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